                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                            SHARES OF COMMON STOCK

                                      AND

            SHARES OF $1.85 CUMULATIVE CONVERTIBLE PREFERENCE STOCK

                                      OF

                               BIRD CORPORATION

  As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share (the "Common Shares"), of Bird Corporation, a Massachusetts corporation (the "Company"), and shares of $1.85 Cumulative Convertible Preference Stock, par value $1.00 per share (the "Preference Shares"), of the Company are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). The Common Shares and the Preference Shares are collectively referred to as the "Shares". This form may be delivered by hand to the Depositary or transmitted by telegram, fax transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See
Section 2 of the Offer to Purchase.

                                The Depositary:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

        By Mail:            By Overnight Delivery:            By Hand:
      P.O. Box 3305           85 Challenger Road       120 Broadway,13th Floor
  South Hackensack, NJ      Mail Drop Reorg. Dept.       New York, NY 10271
          07606            Ridgefield Park, NJ 07660         Attention:
       Attention:                                          Reorganization
     Reorganization                                          Department
       Department

                          By Facsimile Transmission:
                                (201) 329-8936

                             Confirm by Telephone:
                                (201) 296-4860

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FAX NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to BI Expansion II Corp., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of CertainTeed Corporation, a Delaware corporation which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain, a French corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated January 16, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Common Shares and Preference Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Common Shares _____________     Name(s) of Record Holder(s): ________
Number of Preference Shares _________     _____________________________________

                                          _____________________________________
Certificate Nos.(if available): _____                 Please print

                                          Address(es): ________________________
(Check one box if Shares will             _____________________________________
be tendered by book-entry transfer)                                    Zip Code


[_] The Depository Trust Company          Daytime Area Code and Tel. No.: _____
[_] Philadelphia Depository Trust Company Signature(s): _______________________ Account Number ______________________ _____________________________________
Dated: ______________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a national securities exchange registered with the Securities and Exchange Commission, or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or fax thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _______________________     _____________________________________
Address: ____________________________             Authorized Signature
_____________________________________     Name: _______________________________
                             Zip Code                 Please Print
Area Code and Tel No.: ______________     Title: ______________________________
                                          Dated: ______________________________

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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